Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
JEFFERSONVILLE BANCORP
A New York Corporation

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BYLAWS
OF
JEFFERSONVILLE BANCORP
A New York Corporation
ARTICLE ONE: OFFICES
     1.01 Registered Office and Agent. The registered office and registered agent of Jeffersonville Bancorp (the “Corporation”) shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of New York.
     1.02 Other Offices. The Corporation may also have offices at such other places, both within and without the State of New York, as the board of directors may from time to time determine or the business of the Corporation may require.
ARTICLE TWO: SHAREHOLDERS
     2.01 Annual Meetings. An annual meeting of shareholders of the Corporation shall be held during each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.
     2.02 Special Meetings. A special meeting of the shareholders may be called at any time by the president, the board of directors, or the holders of not less than ten percent of all shares entitled to vote at such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.
     2.03 Place of Meetings. The annual meeting of shareholders may be held at any place within or without the State of New York as may be designated by the board of directors. Special meetings of shareholders may be held at any place within or without the State of New York as may be designated by the person or persons calling such special meeting as provided in Section 2.02. If no place for a meeting is designated, it shall be held at the registered office of the Corporation.
     2.04 Notice. Written or printed notice stating the place, day, and hour of each meeting of shareholders, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the person calling the meeting, to each shareholder of record entitled to vote at such meeting.
     2.05 Voting List. At least ten days before each meeting of shareholders, the secretary shall prepare a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order, including the address of each shareholder and the number of voting shares held by each shareholder. For a period of ten days prior to such meeting, such list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder during usual business hours. Such list shall be produced at such meeting, and at all times during such meeting shall be subject to inspection by any shareholder. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or stock transfer books.
     2.06 Voting of Shares. Treasury shares, shares of the Corporation’s own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation’s own stock held by the Corporation in a fiduciary capacity shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without transfer of such shares into his name so long as such shares form a part of the estate and are in the possession of the estate being served by him. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without transfer of such shares into his name if authority to do so is contained in the court order by which such receiver was appointed. Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent, or proxy as the bylaws of such corporation may provide or, in the absence of such provision, as the board of directors of such corporation may determine. A shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote such shares.
     2.07 Quorum. The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by law, the articles of incorporation, or these bylaws. If a quorum shall not be present or represented at any meeting of shareholders, a majority of the shareholders entitled to vote at the meeting, who are present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any reconvening of an adjourned meeting at which a quorum shall be present or represented, any business may be transacted which could have been transacted at the original meeting, if a quorum had been present or represented.
     2.08 Majority Vote; Withdrawal of Quorum. If a quorum is present in person or represented by proxy at any meeting, the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the articles of incorporation, or these bylaws, a different vote is required, in which event such express provision shall govern and control the decision of such question. The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding any withdrawal of shareholders which may leave less than a quorum remaining.
     2.09 Method of Voting; Proxies. Every shareholder of record shall be entitled at every meeting of shareholders to one vote on each matter submitted to a vote, for every share standing in his name on the original stock transfer books of the Corporation except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation. Such books shall be prima facie evidence as to the identity of shareholders entitled to vote. At any meeting of shareholders, every shareholder having the right to vote may vote either in person or by a proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.
     2.10 Closing of Transfer Books; Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any reconvening thereof or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed in any event 50 days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and if no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.
     2.11 Presiding Officials at Meetings. Unless some other person or persons are elected by a vote of a majority of the shares then entitled to vote at a meeting of shareholders, the president shall preside at and the secretary shall prepare minutes of each meeting of shareholders.
     2.12 Nomination of Directors. Nominations of candidates for election as directors at any annual meeting of shareholders may be made by the board of directors or by any shareholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible for election as directors at an annual meeting.
     Nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2.12. To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 calendar days in advance of the date of the Corporation’s proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, such notice shall be received by the Corporation in a reasonable time before the solicitation is made. Such shareholder’s notice shall set forth the following: (i) as to each person whom the shareholder proposes to nominate for election as a director, (a) the name, age, business address, and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of shares of the Corporation’s stock that are beneficially owned by such person on the date of such shareholder notice; and (d) any other information relating to such person that would be required to be disclosed pursuant to Regulations 13D and 13G promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), in connection with the acquisition of shares, and pursuant to Regulation 14A promulgated under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations; and (ii) as to the shareholder giving the notice, (a) the name and address, as they appear on the Corporation’s books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominee(s); and (b) the class and number of shares of the Corporation’s stock that are beneficially owned by such shareholder on the date of such shareholder notice and beneficially owned by any other shareholders known by such shareholder to be supporting such nominee(s) on the date of such shareholder notice.
     No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.12. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 2.12 shall be provided for use at the annual meeting.
     The board of directors may reject any nomination by a shareholder not timely made or not in accordance with the requirements of this Section 2.12. If the board of directors determines that the information provided in a shareholder’s notice does not satisfy the information requirements of this Section 2.12 in any material respect, the Secretary of the Corporation shall promptly notify such shareholder of the deficiency of the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within five days from the date such deficiency notice is given to the shareholder. If the deficiency is not cured within such period, or if the board of directors reasonably determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 2.12 in any material respect, then the board of directors may reject such shareholder’s nomination. The Secretary of the Corporation shall notify a shareholder in writing whether his nomination has been made in accordance with the time and information requirements of this Section 2.12. Notwithstanding the procedures set forth in this Section 2.12, if the board of directors does not make a determination as to the validity of any nomination by a shareholder, the presiding officer of the meeting to which the nomination relates shall determine and declare at such meeting whether a nomination was made in accordance with the terms of this Section 2.12. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 2.12, he shall so declare at the annual meeting, and the defective nomination shall be disregarded.
     2.13 New Business. At an annual meeting of shareholders, only such new business shall be conducted, and only such proposal with respect to such new business shall be acted upon, as shall have been brought before such meeting by or at the direction of the board of directors, or by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 2.13. For new business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 calendar days in advance of the date of the Corporation’s proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, such notice shall be received by the Corporation in a reasonable time before the solicitation is made. A shareholder’s notice to the Secretary shall set forth, as to each matter of business the shareholder proposes to bring before the meeting, (i) a brief description of the matter desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal; (iii) the class and number of shares of the Corporation’s stock that are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice; and (iv) any financial interest of the shareholder in such proposal.
     The board of directors may reject any shareholder proposal not timely made or not in accordance with the requirements of this Section 2.13. If the board of directors determines that the information provided in a shareholder’s notice does not satisfy the information requirements of this Section 2.13 in any material respect, the Secretary of the Corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within five days from the date such deficiency notice is given to the shareholder. If the deficiency is not cured within such period, or if the board of directors reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this Section 2.13 in any material respect, then the board of directors may reject such shareholder’s proposal. The Secretary of the Corporation shall notify a shareholder in writing whether his proposal has been made in accordance with the time and information requirements of this Section 2.13. Notwithstanding the procedures set forth in this paragraph, if the board of directors does not make a determination as to the validity of any shareholder proposal, the presiding officer of the meeting to which such proposal relates shall determine and declare at that meeting whether the shareholder proposal was made in accordance with the terms of this Section 2.13. If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of this Section 2.13, he shall so declare at the meeting, and any such proposal shall not be acted upon at that meeting.
     This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors, and committees of the board of directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed, and received as herein provided.

ARTICLE THREE: DIRECTORS
     3.01 Management. The business and affairs of the Corporation shall be managed by the board of directors, subject to the restrictions imposed by law, the articles of incorporation, or these bylaws.
     3.02 Number; Election; Term; Qualification. The first board of directors shall consist of the number of directors named in the articles of incorporation. Thereafter, the number of directors which shall constitute the entire board of directors shall be determined by resolution of the board of directors at any meeting thereof or by the shareholders at any meeting thereof, but shall never be less than one. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. No director need be a shareholder, a resident of the State of New York, or a citizen of the United States.
     3.03 Decreases in Number. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.
     3.04 Removal. At any meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.
     3.05 Vacancies; Increases in Number. Any vacancy occurring in the board of directors (by death, resignation, removal, or otherwise) may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve for the unexpired term of his predecessor in office. In case of any increase in the number of directors constituting the entire board of directors, the additional directors shall be elected at a meeting of shareholders.
     3.06 First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of shareholders, and no notice of such meeting shall be necessary.
     3.07 Regular Meetings. Regular meetings of the board of directors may be held without notice at such times and places as may be designated from time to time by resolution of the board of directors and communicated to all directors.
     3.08 Special Meetings. A special meeting of the board of directors shall be held whenever called by any director at such time and place as such director shall designate in the notice of such special meeting. The director calling any special meeting shall cause notice of such special meeting to be given to each director at least 24 hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of any special meeting.
     3.09 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors, unless the vote of a different number is required by the articles of incorporation or these bylaws.
     3.10 Procedure; Minutes. At meetings of the board of directors, business shall be transacted in such order as the board of directors may determine from time to time. The board of directors shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.
     3.11 Presumption of Assent. A director of the Corporation who is present at any meeting of the board of directors at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shell be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
     3.12 Compensation. Directors, in their capacity as directors, may receive, by resolution of the board of directors, a fixed sum and expenses of attendance, if any, for attending meetings of the board of directors or a stated salary. No director shall be precluded from serving the Corporation in any other capacity or receiving compensation therefor.
ARTICLE FOUR: COMMITTEES
     4.01 Designation. The board of directors may by resolution adopted by a majority of the entire board of directors designate executive and other committees.
     4.02 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the expiration of his term as a director or his earlier resignation, unless sooner removed as a committee member or as a director.
     4.03 Authority. The executive committee, unless expressly restricted in the resolution adopted by a majority of the entire board of directors establishing the executive committee, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the Corporation. Each other committee, to the extent expressly provided for in the resolution adopted by a majority of the entire board of directors establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the Corporation. However, no committee shall have the authority of the board of directors in reference to:
(a)	the submission to shareholders of any action that needs shareholders’ approval under the New York Business Corporation Law;

(b)	the filling of vacancies in the board of directors or in any committee;

(c)	the fixing of compensation of the directors for serving on the board or on any committee;

(d)	the amendment or repeal of the bylaws, or the adoption of new bylaws; and

(e)	the amendment or repeal of any resolution of the board which by its terms shall not be so amendable or repealable.
In the resolution adopted by a majority of the entire board of directors establishing an executive or other committee, the board of directors may expressly authorize such committee to declare dividends or to authorize the issuance of shares of the Corporation.
     4.04 Committee Changes. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee. However, a committee member may be removed by the board of directors, only if, in the judgment of the board of directors, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     4.05 Regular Meetings. Regular meetings of any committee may be held without notice at such times and places as may be designated from time to time by resolution of the committee and communicated to all committee members.
     4.06 Special Meetings. A special meeting of any committee may be held whenever called by any committee member at such time and place as such committee member shall designate in the notice of such special meeting. The committee member calling any special meeting shall cause notice of such special meeting to be given to each committee member at least 12 hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice or any special meeting.
     4.07 Quorum; Majority Vote. At all meetings of any committee, a majority of the number of committee members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the committee members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the committee members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the vote of a different number is required by the articles of incorporation or these bylaws.
     4.08 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

     4.09 Compensation. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.
     4.10 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.
ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS
     5.01 Notice. Whenever by law, the articles of incorporation, or these bylaws, notice is required to be given to any shareholder, director, or committee member and no provision is made as to how such notice shall be given, it shall be construed to mean that notice may be given either (a) in person, (b) in writing, by mail, (c) except in the case of a shareholder, by telegram, telex, cable, telecopies, or similar means, or (d) by any other method permitted by law. Any notice required or permitted to be given hereunder (other than personal notice) shall be addressed to such shareholder, director, or committee member at his address as it appears on the books on the Corporation or, in the case of a shareholder, on the stock transfer records of the Corporation or at such other place as such shareholder, director, or committee member is known to be at the time notice is mailed or transmitted. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage prepaid. Any notice required or permitted to be given by telegram, telex, cable, telecopier, or similar means shall be deemed to be delivered and given at the time transmitted.
     5.02 Waiver of Notice. Whenever by law, the articles of incorporation, or these bylaws, any notice is required to be given to any shareholder, director, or committee member of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     5.03 Telephone and Similar Meetings. Shareholders, directors, or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     5.04 Action Without Meeting. Any action which may be taken, or is required by law, the articles of incorporation, or these bylaws to be taken, at a meeting of shareholders, directors, or committee members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders, directors, or committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of such shareholders, directors, or committee members, as the case may be, and may be stated as such in any document filed with the Secretary of State of New York or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each shareholder, director, or committee member signs one of the counterparts. The signed consent shall be placed in the minute books of the Corporation.
ARTICLE SIX: OFFICERS AND OTHER AGENTS
     6.01 Number; Titles; Election; Term. The Corporation shall have a president, one or more vice presidents (and, in the case of each vice president, with such descriptive title, if any, as the board of directors shall determine), a secretary, a treasurer, and such other officers and agents as the board of directors may deem desirable. The board of directors shall elect a president, vice president, treasurer, and secretary at its first meeting at which a quorum shall be present after the annual meeting of shareholders or whenever a vacancy exists. The board of directors then, or from time to time, may also elect or appoint one or more other officers or agents as it shall deem advisable. Each officer and agent shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the board of directors electing or appointing an officer or agent, his term of office shall extend to and expire at the meeting of the board of directors following the next annual meeting of shareholders or, if earlier, at his death, resignation, or removal. Any two or more offices may be held by the same person, except that the president and the secretary shall not be the same person. No officer or agent need be a shareholder, a director, a resident of the State of New York, or a citizen of the United States.
     6.02 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors, only if, in the judgment of the board of directors, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     6.03 Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the board of directors.
     6.04 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.
     6.05 Compensation. The compensation, if any, of officers shall be fixed, increased, or decreased from time to time by the board of directors; provided, that the board of directors may by resolution delegate to any one or more officers of the Corporation the authority to fix such compensation.
     6.06 Chairman of the Board. The chairman of the board, if any, shall be an officer of the Corporation and, subject to the direction of the board of directors, shall perform such executive, supervisory, and management functions and duties as may be assigned to him from time to time by the board of directors.
     6.07 President. The president shall be the chief executive officer of the Corporation and, subject to the supervision of the board of directors, shall have general management of the business and affairs of the Corporation in the ordinary course of its business with all such powers with respect to such business and affairs as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the board of directors with respect to continued suspension, removal, or reinstatement of such officer. The president shall see that all orders and resolutions of the board of directors are carried into effect and shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.
     6.08 Vice Presidents. Each vice president shall have such powers and duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president and (in the order as designated by the board of directors, or in the absence of such designation, as determined by the length of time each has held the office of vice president continuously) shall exercise the powers of the president during that officer’s absence or inability to act.
     6.09 Treasurer. The treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors. The treasurer shall audit all payrolls and vouchers of the Corporation, receive, audit, and consolidate all operating and financial statements of the Corporation and its various departments, shall supervise the accounting and auditing practices of the Corporation, and shall have charge of matters relating to taxation. Additionally, the treasurer shall have the power to endorse for deposit, collection or otherwise all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Corporation and to give proper receipts and discharges for all payments to the Corporation. The treasurer shall perform such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.
     6.10 Assistant Treasurers. Each assistant treasurer shall perform such duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president. The assistant treasurers (in the order as designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of assistant treasurer continuously) shall exercise the powers of the treasurer during that officer’s absence or inability to act.
     6.11 Secretary. The secretary shall maintain minutes of all meetings of the board of directors, of any committee, and of the shareholders or consents in lieu of such minutes in the Corporation’s minute books, and shall cause notice of such meetings to be given when requested by any person authorized to call such meetings. The secretary may sign with the president, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. The secretary shall have charge of the certificate books, stock transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director at the office of the Corporation during business hours. The secretary shall perform such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.

     6.12 Assistant Secretaries. Each assistant secretary shall perform such duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president. The assistant secretaries (in the order designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of assistant secretary continuously) shall exercise the powers of the secretary during that officer’s absence or inability to act.
ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS
     7.01 Certificated and Uncertificated Shares. Shares of stock of the Corporation may be certificated or uncertificated, as provided by the laws of the State of New York.
     7.02 Stock Certificates. Any certificates for shares of stock of the Corporation shall be in such form as shall be approved by the board of directors in conformity with law. The certificates shall be consecutively numbered, shall be entered as they are issued in the books of the Corporation or in the records of the Corporation’s designated transfer agent, if any, and shall state the shareholder’s name, the number of shares, and such other matters as may be required by law. The certificates shall be signed by the president or any vice president and also by the secretary, an assistant secretary, or any other officer, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of the foregoing officers may be a facsimile.
     7.03 Uncertificated Shares. Shares may also be evidenced in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by NASDAQ or any securities exchange on which the stock of the Corporation may from time to time be traded.
     7.04 Issuance. Shares with or without par value may be issued for such consideration and to such persons as the board of directors may from time to time determine, except in the case of shares with par value, the consideration must be at least equal to the par value of such shares. Shares may not be issued until the full amount of the consideration has been paid.
     7.05 Consideration for Shares. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares. In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable. The consideration received for shares shall be allocated by the board of directors, in accordance with law, between stated capital and capital surplus accounts.
     7.06 Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares in the place of any certificate for shares previously issued if the registered owner of the certificates:

(a)	Claim. Makes proof in affidavit form that a previously issued certificate for shares has been lost, destroyed, or stolen:

(b)	Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)	Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the board of directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d)	Other Requirements. Satisfies any other reasonable requirements imposed by the board of directors.
When a certificate has been lost, destroyed, or stolen, and the shareholder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the shareholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.
     7.07 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the shareholders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.
     Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.
     7.08 Registered Shareholders. The Corporation shall be entitled to treat the shareholder of record as the shareholder in fact of any shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.
     7.09 Legends. If the Corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the Corporation (a) shall conspicuously set forth on the face or back of the certificate a full statement of (i) all of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and (ii) if the Corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series; or (b) shall conspicuously state on the face or back of the certificate that (i) such a statement is set forth in the articles of incorporation on file in the office of the Secretary of State and (ii) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office.
     If the Corporation has by its articles of incorporation limited or denied the preemptive right of shareholders to acquire unissued or treasury shares of the Corporation, every certificate representing shares issued by the Corporation (a) shall conspicuously set forth upon the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the articles of incorporation, or (b) shall conspicuously state on the face or back of the certificate (i) that there is on file in the office of the Secretary of State a full statement of the limitation or denial of preemptive rights contained in the articles of incorporation, and (ii) that the Corporation will furnish a copy of such statement to any shareholder without charge upon written request to the Corporation at its principal place of business or registered office.
     If the Corporation issues any shares which are not registered under the Securities Act of 1933, as amended, the transfer of any such shares shall be restricted in accordance with the following legend:
“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the ‘Act’), and may not be offered for sale, sold or transferred unless a registration statement under the Act is then in effect with respect to such shares or an exemption from the registration requirement of the Act is then in fact applicable to such sale, transfer or offer for sale. In addition, these shares have been issued pursuant to the intrastate offering exemption of the Act [ Section 3(a)(11)] and Rule 147 thereunder, and may not, prior to nine months after the last sale of any security issued by the Corporation pursuant to the offering of which these shares are a part, be sold to anyone not a resident of the State of New York.”
     In the event any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the Corporation, each certificate representing shares so restricted (a) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (b) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (c) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (i) that the Corporation will furnish to the record holder of the certificate without charge upon written request to the Corporation at its principal place of business or registered office a copy of the specified document, or (ii) if such document is one required or permitted by law to be and has been filed, that such specified document is on file in the office of the Secretary of State and contains a full statement of such restriction.

     Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required by Section 508 of the New York Business Corporation Law.
ARTICLE EIGHT: MISCELLANEOUS PROVISIONS
     8.01 Dividends. Subject to provisions of the statutes and the articles of incorporation, dividends may be declared by the board of directors at any meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the board of directors.
     8.02 Reserves. The board of directors may create out of funds of the Corporation legally available therefor such reserve or reserves as the board of directors from time to time, in its discretion, considers proper to provide for contingencies, to equalize dividends or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation. The board of directors may modify or abolish any such reserve.
     8.03 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its shareholders, board of directors, and any committee, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each shareholder.
     8.04 Fiscal Year. The fiscal year of the Corporation shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors, it shall be the calendar year.
     8.05 Seal. The seal, if any, of the Corporation shall be in such form as may be approved from time to time by the board of directors.
     8.06 Resignation. A director, committee member, officer, or agent may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the president, or the secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless it specifies otherwise, a resignation is effective without being accepted.
     8.07 Securities of Other Corporations. The president or any vice president of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.
     8.08 Amendment. The power and authority to alter, amend, or repeal these bylaws or to adopt new bylaws are concurrently vested in the board of directors and the shareholders, subject to the: right of the shareholders to appeal the authority of the board of directors to alter, amend, or repeal these bylaws, or to adopt new bylaws.

     8.09 Invalid Provisions. If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.
     8.10 Headings. The headings used in these bylaws are for convenience only and do not constitute matter to be construed in the interpretation of these bylaws.
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Adopted as of December 31, 2007